Exhibit 99.1
For Immediate Release
Innuity, Inc. Enters Into New Financing Agreement
Securities Purchase Agreement with Imperium Master Fund, Ltd. Replaces Previously
Announced Funding
REDMOND, Wash. (May 9, 2007) — Innuity, Inc. (INNU.OB), a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver affordable solutions to small businesses, has entered into a Securities Purchase Agreement with Imperium Master Fund, Ltd. pursuant to which it raised an aggregate of $2.0 million through a private placement of 15% senior secured notes and warrants to purchase up to 1,128,000 shares of its common stock at an exercise price of $0.01 per share. The notes bear interest at 15% per annum, payable monthly, and are due May 3, 2008. The warrants are exercisable for a period of three years.
Under the terms of the purchase agreement, Innuity received $1.0 million at closing, and will receive the remaining $1.0 million subject to certain conditions, including completion of Imperium’s additional due diligence. Imperium’s obligation to make the second $1.0 million investment is subject to termination if these conditions are not met by the 30th day after closing.
“We believe this new funding agreement is more beneficial to our shareholders and has allowed Innuity to obtain the necessary capital to both significantly improve the balance sheet, while also providing resources for working capital as we strive to move towards cash flow positive operations over the next several quarters,” stated John Wall, Innuity chairman and CEO. “The Imperium funding transaction will allow us to recall the 7.4 million shares that we issued in anticipation of the Mercatus funding, thereby reducing the overall dilution of this financing round.”
In connection with the financing, Innuity agreed to file a registration statement on Form SB-2 with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon exercise of the warrants. Kaufman Bros., L.P. acted as the exclusive financial advisor to the Company for this financing. For additional information, please refer to Innuity’s current report on Form 8-K with respect to this transaction.
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through
-more-

its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and ensures minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This release contains information about management’s view of Innuity’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to, risks and uncertainties associated with our ability to develop or offer additional internet technology applications and solutions in a timely and cost-effective manner. If we are unable to develop, license, acquire or otherwise offer through arrangements with third parties the additional services that our customers desire, or if any of our existing or future relationships with these third parties were to be terminated, we could lose our ability to provide key internet technology solutions at cost-effective prices to our customers, which could hinder our ability to introduce new products and services and could cause our revenues to decline. Additional risks and uncertainties include our financial condition and those other risk factors described in our quarterly reports on Form 10-QSB, our annual report on Form 10-KSB, and other documents we file periodically with the Securities and Exchange Commission.
******
IR Contact:
Jordan Silverstein
The Investor Relations Group
212-825-3120 (office)
jsilverstein@investorrelationsgroup.com
Company Contact:
Shivonne Byrne
Innuity, Inc.
425-968-0306
shivonne@innuity.com